UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2008
INDEPENDENT BANK CORP.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-9047 (Commission File Number)	04-2870273 (IRS Employer Identification No.)

288 Union Street, Rockland, Massachusetts (Address of principal executive offices)	02370 (Zip code)
Registrant’s telephone number, including area code: (781) 878-6100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 8.01.           Other Events.
On December 3, 2008 Independent Bank Corp. was orally notified that it had received preliminary approval for approximately $78 million in new capital under the U.S. Department of the Treasury’s Capital Purchase Program. On December 4, 2008 Independent Bank Corp. received written confirmation of that preliminary approval. On December 9, 2008 Independent Bank Corp. announced the receipt of preliminary approval by press release, a copy of which is attached as Exhibit 99.1 and is incorporated by reference.
Item 9.01.          Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit.

Exhibit No.	Description

99.1	December 9, 2008 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANK CORP. (Registrant)
By:	/s/ Edward H. Seksay
	Name:	Edward H. Seksay
	Title:	General Counsel

Date: December 9, 2008

Exhibit Index

Exhibit No.	Description

99.1	December 9, 2008 Press Release